Exhibit 10.14

Kaiser Aluminum Corporation
2021 Equity and Incentive Compensation Plan (Amended and Restated Effective June 11, 2024)
Restricted Stock Award Agreement

As a Director of Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), you are receiving this grant of Restricted Stock pursuant to the Kaiser Aluminum Corporation 2021 Equity and Incentive Compensation Plan, as amended and restated (the “Plan”), as specified below:

Director:

Date of Grant:

Number of Shares of Restricted Stock Granted:

Lapse of Restrictions: Restrictions placed on the shares of Restricted Stock shall lapse on the dates and in the numbers listed below:

Date on Which Restrictions Lapse	Number of Shares for Which Restrictions Lapse

THIS RESTRICTED STOCK AWARD AGREEMENT, effective as of the Date of Grant set forth above (this “Agreement”), represents the grant of Restricted Stock by the Company to the Director named above, pursuant to the provisions of the Plan.

This Agreement and the Plan collectively provide a complete description of the terms and conditions governing the Restricted Stock granted hereunder. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan unless specifically set forth otherwise herein.

1.
Service as a Director of the Company. Except as may otherwise be provided in Sections 5 or 6 of this Agreement, the shares of Restricted Stock granted hereunder are granted on the condition that the Director remains a Director of the Company from the Date of Grant set forth above through (and including) the “Date on Which Restrictions Lapse” set forth in the table above opposite such number of shares of Restricted Stock (such applicable periods each being referred to herein as a “Period of Restriction”).

This grant of Restricted Stock shall not confer any right to the Director (or any other Director) to be granted Restricted Stock or other Awards in the future under the Plan.

2.
Certificate Legend. Each certificate representing, or book-entry account credited with, shares of Restricted Stock granted hereunder shall bear the following legend:

“The sale or other transfer of the shares of common stock represented hereby, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Kaiser Aluminum Corporation 2021 Equity and Incentive Compensation Plan, as amended and restated (the “Plan”), and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Kaiser Aluminum Corporation.”

3.
Receipt and Delivery of Stock; Removal of Restrictions.
(a)
The Company shall not be required to deliver to the Director a certificate or certificates representing the shares of Restricted Stock granted hereunder registered in the Director’s name and bearing a legend evidencing the restrictions imposed on such shares of Restricted Stock by this Agreement; rather, the Company shall retain custody of such certificate or certificates until the restrictions imposed by this Agreement on the shares of Restricted Stock granted hereunder lapse as provided herein or until such shares are forfeited to the Company as provided herein. Alternatively, the shares of Restricted Stock granted hereunder may be credited to a book-entry account in the Director’s name, with instructions from the Company to the Company’s transfer agent that such shares shall remain restricted until the restrictions imposed by this Agreement on such shares lapse as provided herein or until such shares are forfeited to the Company as provided herein. The Director will be obligated, from time to time as requested by the Company, to provide the Company with a duly signed stock power in such form as may be requested by the Company.
(b)
Except as may otherwise be provided herein and in the Plan, the shares of Restricted Stock granted hereunder shall become freely transferable by the Director on the dates and in the numbers set forth under “Lapse of Restrictions” above, subject to all restrictions on transfers imposed by the Company’s certificate of incorporation, bylaws or insider trading policies as in effect from time to time or by applicable federal or state securities laws. Once shares of Restricted Stock granted hereunder are no longer subject to any restrictions on transfer under this Agreement or the Plan, the Director shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable certificates or book-entry account.
4.
Voting Rights and Dividends. During a Period of Restriction, the Director may exercise full voting rights and shall receive all dividends and other distributions paid with respect to the shares of Restricted Stock granted hereunder and held by the Director at the relevant time;

provided, however, that if any such dividends or distributions are paid in shares of the Company’s capital stock, such shares shall be subject to the same restrictions on transferability as are the shares of Restricted Stock with respect to which they were paid.
5.
Termination as a Director.
(a)
By Death. In the event the service of the Director to the Company is terminated by reason of death during a Period of Restriction, all shares of Restricted Stock granted hereunder and held by the Director at the time of death shall no longer be subject to the Period of Restriction and shall become freely transferable (subject, however, to all restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws or by applicable federal or state securities laws) by such Person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, a “Person”) or Persons that have been named as the Director’s beneficiary as contemplated by Section 8 of this Agreement or by such Person or Persons that have acquired the Director’s rights to such shares of Restricted Stock by will or the laws of descent and distribution. Once the shares of Restricted Stock granted hereunder are no longer subject to any restrictions on transfer under this Agreement or the Plan, the Person or Persons holding such shares shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable stock certificates or book-entry account.
(b)
By Disability. In the event the service of the Director to the Company is terminated by reason of Disability (as defined in this Section 5(b)) during a Period of Restriction, all shares of Restricted Stock granted hereunder and held by the Director at the time of employment termination shall no longer be subject to the Period of Restriction and shall become freely transferable (subject, however, to all restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws or by applicable federal or state securities laws) by the Director. Once shares of Restricted Stock granted hereunder are no longer subject to any restrictions on transfer under this Agreement or the Plan, the Person holding such shares shall be entitled to have the legend required by Section 2 of this Agreement removed from the applicable stock certificates or book-entry account.

“Disability” shall be defined as a disability as a result of bodily injury, disease or mental disorder which results in the inability of the Director to continue to serve as a Director of the Company.
(c)
For Other Reasons. In the event the service of the Director to the Company is terminated for any reason other than the reasons set forth in Section 5(a) or 5(b) of this Agreement during a Period of Restriction, all shares of Restricted Stock granted hereunder and held by the Director at such time and still subject to the restrictions on transfer pursuant to Section 7 of this Agreement shall be forfeited by the Director to the Company. The Company shall have the right, at the sole discretion of the Board, to vest all or any portion of the Restricted Stock grant held by the Director that would otherwise be forfeited.
6.
Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company during a Period of Restriction and prior to the Director’s termination of service as a Director, the Period of Restriction shall immediately lapse, with all shares of Restricted Stock granted hereunder and held by the Director at the time of such Change in Control of the Company vesting and becoming freely transferable (subject to restrictions on transfers imposed by the Company’s certificate of incorporation, bylaws or insider trading policies as in effect from time to time or by applicable federal or state securities laws) by the Director.
7.
Restrictions on Transfer. Unless otherwise determined by the Committee in accordance with the Plan, during the applicable Period of Restriction, shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (a “Transfer”), other than as contemplated by Section 8 of this Agreement, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. If, during a Period of Restriction, any Transfer, whether voluntary or involuntary, of shares of Restricted Stock granted hereunder is made other than in accordance with this Agreement or the Plan, or if any attachment, execution, garnishment or lien shall be issued against or placed upon shares of Restricted Stock granted hereunder, all shares of Restricted Stock granted hereunder then held by the Director shall be immediately forfeited to the Company, and all obligations of the Company under this Agreement shall terminate.
8.
Beneficiary Designation. The Director may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Director’s death before the Director receives all of such benefit. Each such designation shall revoke all prior designations by the Director, shall be in a form prescribed by the Company, and shall be effective only when filed by the Director in writing with the Vice President Human Resources of the Company during the Director’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Director’s death shall be paid in accordance with the Director’s will or the laws of descent and distribution.
9.
Miscellaneous.
(a)
This Agreement and the rights of the Director hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Director.
(b)
In accordance with Section 18 of the Plan, the Board may terminate, amend or modify the Plan.

(c)
The Director shall be obligated to take all steps necessary to comply with all applicable provisions with respect to transfers of the Company’s securities imposed by the Company’s certificate of incorporation, bylaws and insider trading policies and federal and state securities laws, each as in effect from time to time, in exercising his or her rights under this Agreement.
(d)
All obligations of the Company under the Plan and this Agreement shall be binding on any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company.
(e)
This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
(f)
Notice hereunder shall be given to the Company at its principal place of business or such other address as the Company may subsequently furnish to the Director in writing, and shall be given to the Director at the address of such Director that is specified in the Company’s records.
(g)
The Director is deemed to be bound by the terms and conditions governing the Restricted Stock granted hereunder as the same are set forth in the Plan and this Agreement regardless of whether the Director acknowledges acceptance of such grant by electronic communication or other written communication.